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                                                                   EXHIBIT 10.51

                               FIRST AMENDMENT TO
                         1999 BRE STOCK INCENTIVE PLAN

     This First Amendment to 1999 BRE Stock Incentive Plan is adopted as of June 29, 2000 by the Board of Directors of BRE Properties, Inc., a Delaware corporation (the "Company").


     WHEREAS, the Company maintains the 1999 BRE Stock Incentive Plan, effective as of January 25, 1999, (hereinafter the "Plan"); and

     WHEREAS, pursuant to Section 6.2 of the Plan, the Plan may be amended from time to time by the Board of Directors of the Company;

     NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective June 29, 2000:

     1. Article II of the Plan is hereby amended by adding the following new Sections 2.9 and 2.10:

         "2.9 Early Exercisability. The Committee may provide that, with respect to any Option, the Optionee may, at any time before a termination of the Optionee's service with the Company, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option pursuant to this Section 2.9 shall be subject to such terms and conditions as the Committee shall determine in its sole and absolute discretion, including, without limitation, forfeiture restrictions, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, and "bring-along" rights. Such terms and conditions may, in the Committee's sole discretion, be contained in the applicable Option agreement (or an amendment thereof) or exercise notice, restricted stock purchase agreement, or such other agreement as the Committee shall determine, in each case in a form determined by the Committee in its sole discretion. The issuance of such Shares shall be conditioned on the Optionee's consent to such terms and conditions or the Optionee's entering into such agreement or agreements.

         2.10 Extension of Exercisability. The Committee may provide in an Optionee's Option agreement that if the exercise of the Option following the termination of the Optionee's service with the Company or the Optionee's tender of already-owned Shares or the sale of Shares pursuant to a "cashless exercise" in connection with such exercise would violate applicable federal or state securities laws, then the Option shall not terminate until the earlier to occur of (i) the expiration of the term of the Option or (ii) the expiration of a period of three (3) months immediately following the first date on which the exercise of the Option (or such tender of already-owned Shares or sale of Shares pursuant to a "cashless exercise") would not be in violation of such securities laws, as determined by the Committee."
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     2.  The Plan is hereby amended by adding the following new Article VII:

                                  "ARTICLE VII
                                  DISTRIBUTION

     7.  Provisions Regarding the Distribution.

     (a) For purposes of this Plan and the related Option agreements, the following terms shall have the meanings stated below:

         (i)    "Common Stock" means the common stock of the Company, par value
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     $.01 per share.

         (ii)   "Distribution" means the distribution to the holders of the
                 ------------
     Common Stock of one share of VelocityHSI Common Stock for each five shares of Common Stock held by such stockholders, as more fully described in the Contribution and Distribution Agreement between the Company and VelocityHSI.

         (iii)  "VelocityHSI" means VelocityHSI, Inc., a Delaware corporation.
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         (iv)   "VelocityHSI Common Stock" means the common stock of
                 ------------------------
     VelocityHSI, par value $.01 per share.

     (b) Immediately prior to the Distribution, all outstanding options to purchase Common Stock granted under this Plan (each, a "BRE Option") shall be adjusted (the "Option Adjustment") such that (i) each holder of a BRE Option shall also be issued an option to purchase one share of VelocityHSI Common Stock for each five shares of Common Stock subject to the BRE Option (each adjusted option to purchase VelocityHSI Common Stock, an "Adjusted VelocityHSI Option"), and (ii) the exercise price of the BRE Option shall be reduced as more fully described in the following sentence (each adjusted option to purchase Common Stock, an "Adjusted BRE Option"). Pursuant to the Option Adjustment, the intrinsic value of the BRE Options immediately prior to the Distribution shall be preserved immediately after the Distribution, and the exercise price of the BRE Options shall be allocated between the Adjusted BRE Options and the Adjusted VelocityHSI Options based upon the relative values of the Common Stock and the VelocityHSI Common Stock.

     (c) Following the date of the Option Adjustment, all Adjusted BRE Options which are issued as a result of BRE Options granted under this Plan shall remain subject to the terms of this Plan and any applicable option agreement, and all Adjusted VelocityHSI Options which are issued as a result of BRE Options granted under this Plan shall be subject to the terms of the applicable option agreement and the terms of the VelocityHSI, Inc. 2000 Equity Incentive Plan, to the extent that it is not inconsistent with the terms of the applicable option agreement.

     (d) For purposes of this Plan, with respect to Adjusted BRE Options held by persons who are service providers to VelocityHSI as a result of the Option Adjustment, references to

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service or termination of service in this Plan and in the applicable option agreement shall be deemed to refer to service or termination of service with VelocityHSI and its subsidiaries or affiliates."

     3. This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

     4. Except as set forth herein, the Plan shall remain in full force and effect.


     I hereby certify that the foregoing First Amendment to the Plan was duly adopted by the Board of Directors of BRE Properties, Inc. on June 29, 2000.



                                      By
                                         --------------------------------------
                                      Name:
                                      Title:

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